Exhibit 10.11

FRAM HOLDINGS, INC.

SECOND AMENDED AND RESTATED

2006 INCENTIVE COMPENSATION PLAN

DEFERRED RESTRICTED STOCK AWARD

GRANT NOTICE AND AGREEMENT

THIS DEFERRED RESTRICTED STOCK AWARD GRANT NOTICE AND AGREEMENT (the “Agreement”), effective as of the Grant Date set forth below (the “Grant Date”), is made by and between Fram Holdings, Inc., a Delaware corporation (the “Company”), and the individual Participant listed below (“Participant”):

WHEREAS, the Company wishes to carry out the Fram Holdings, Inc. Second Amended and Restated 2006 Incentive Compensation Plan, as amended from time to time (the “Plan”), attached hereto as Exhibit “A” (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company to issue the Deferred Restricted Shares provided for herein to Participant as an inducement to enter into or remain in the service of the Company, ORIX USA, LP, a Delaware limited partnership (“ORIX LP”), or the Company’s Subsidiaries and as an incentive for increased efforts during such service, and other good and valuable consideration provided for herein, and has advised the Company thereof and instructed the undersigned officer to issue Deferred Restricted Shares as of each Vesting Date (as defined below); and

WHEREAS, as a condition to the receipt of the Deferred Restricted Shares, Participant has agreed to enter into (a) this Agreement, (b) that certain Third Amended and Restated Stockholders’ Agreement, dated as of February 17, 2009, by and among the Company and certain stockholders of the Company (as amended from time to time, the “Stockholders’ Agreement”), attached hereto as Exhibit “B”, (c) that certain Voting Trust Agreement, dated as of April 10, 2007, by and among the Company and the Stockholders and Trustees identified therein (as amended from time to time, the “Series E Voting Trust Agreement”), attached hereto as Exhibit “C”, and (d) the Amended and Restated Rollover Holders Agreement dated as of January 1, 2009 by and among the Rollover Holders party thereto, the individuals who became parties thereto by joinder pursuant to Section 5 thereof and the individuals who became parties to the Rollover Holders Agreement dated as of January 1, 2006 by joinder (as amended, the “Rollover Holders Agreement”), attached hereto as Exhibit “E”, each of which sets forth the rights and obligations of the parties thereto with respect to the Deferred Restricted Shares to be issued hereunder.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.         Defined Terms.

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Deferred Restricted Stock Award Grant Notice and Agreement.

2.         Grant of Deferred Restricted Shares.

(a)        The Company hereby grants to Participant, pursuant to the Plan, the right to receive the number of shares of the Company’s Series E Common Stock, par value $.000001 per share (“Series E Common Stock”), determined as hereinafter provided (the “Deferred Restricted Shares”), subject to all of the terms and conditions as set forth herein and in the Plan.

Participant:	«Name»

Grant Date`:	April 30, 2014

Total Dollar Value of the Award:	$«Dollar Value»

Award Schedule:	Deferred Restricted Shares shall be issued to Participant on each vesting date described below (“Vesting Date”) and in the amounts determined as follows:

	Vesting Date		Portion of Total Dollar Value of the Award Vesting

	(i)	First Anniversary of Grant Date	One-Third

	(ii)	Second Anniversary of Grant Date	One-Third

	(iii)	Third Anniversary of Grant Date	One-Third

On each Vesting Date, subject to the terms and conditions of the Plan and those contained in this Agreement, the Company shall issue to Participant the number of shares of Series E Common Stock determined by dividing (i) by (ii), where (i) is the dollar amount of the portion of the Total Dollar Value of the Award vesting on such date (pursuant to the schedule above), and (ii) is the Fair Market Value of a share of the Series E Common Stock on such Vesting Date.

(b)        As a condition to the issuance of the Deferred Restricted Shares on a Vesting Date, if Participant is not already a party to such agreements, Participant must before such Vesting Date become a party to (i) the Stockholders’ Agreement (ii) the Series E Voting Trust Agreement and (iii) the Rollover Holders Agreement.  The Stockholders’ Agreement contains certain Transfer restrictions, drag-along rights and share redemption and repurchase provisions applicable to the Deferred Restricted Shares after they have been issued pursuant to this Agreement (“Restricted Shares”).  Pursuant to the Series E Voting Trust Agreement, Participant will deposit all of his or her Restricted Shares into a voting trust and, although the Restricted

Shares are not entitled to vote, except as required by law and except with respect to the election of directors and then only to the extent Series A common stock and Series B common stock has been redeemed, and do not have the right to consent to any amendment or waiver of the Stockholders’ Agreement, the voting trustees thereunder will be able to vote all of the Restricted Shares on the limited matters (if any) on which Participant may be entitled to vote or consent.  Attached hereto as Exhibit “D” is a summary of the restrictions, rights and provisions applicable to the Restricted Shares under the Stockholders’ Agreement and Series E Voting Trust Agreement.

(c)        In no event shall Participant have any further right to issuance of any additional Deferred Restricted Shares following Participant’s Termination of Employment as hereinafter defined; provided, however, that, if shares of Series E Common Stock have not been issued to Participant with respect to the Total Dollar Value of the Award at the time of Participant’s death, the Company shall issue to Participant the number of shares of Series E Common Stock determined by dividing (i) by (ii), where (i) is the dollar amount equal to one-third (1/3) of the Total Value of the Award, and (ii) is the Fair Market Value of a share of Series E Common Stock on the date of Participant’s death.  In addition, if on any scheduled Vesting Date, the Employee is “on probation” or is otherwise not in good standing with the Employer, as evidenced by the Employee’s personnel files, the Deferred Restricted Shares shall not be issued, unless and until the Employee satisfies his or her conditions of probation or the Employee’s status returns to satisfactory.

For purposes of this Agreement “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company, ORIX LP or any of the Company’s Subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company, ORIX LP (when it is anticipated that the Participant’s services as an Employee of ORIX LP will be provided primarily to the Company or any of its Subsidiaries) or any of the Company’s Subsidiaries.  Notwithstanding the foregoing, a “Termination of Employment” shall be deemed to have occurred on the date on which the Employee gives or is given notice of termination, even if the Employee is entitled to gardening leave or the Employee’s last day in the office or last day on payroll occurs on a later date.  The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions regarding the nature and reasons for a Termination of Employment, and all questions of whether particular leaves of absence constitute a Termination of Employment.

(d)       The Restricted Shares will be issued in uncertificated form, with the Restricted Shares recorded in Participant’s name (or the name of any relevant Qualified Living Trust, as defined in the Stockholders’ Agreement) in the books and records of the Company (or its transfer agent).  Participant hereby waives any right to request from the Company a certificate representing his or her Restricted Shares registered in certificate form.

(e)        Notwithstanding anything to the contrary herein, no Deferred Restricted Shares (prior to issuance as Restricted Shares), or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to Transfer, whether voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted Transfer thereof shall be null and void and of no effect.

3.         Participant’s Representations and Warranties.

In connection with the acquisition of the Restricted Shares, Participant represents and warrants to the Company and agrees and acknowledges that:

(a)        Participant is acquiring the Restricted Shares for his or her own account, for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Restricted Shares in violation of the Securities Act or any state securities laws and that, irrespective of any other provisions of this Agreement or the Stockholders’ Agreement, any Transfer of the Restricted Shares by Participant shall be made only in compliance with all applicable federal and state securities laws, including, without limitation, the Securities Act.

(b)        The Restricted Shares are not registered under the Securities Act or qualified under the securities laws of any other jurisdiction and must be held by Participant until the Restricted Shares are registered under the Securities Act and qualified under such laws or an exemption from such registration and qualification is available.  The Company shall have no obligation to take any action that may be necessary to make available any exemption from registration or qualification under the Securities Act or the securities laws of any other jurisdiction.

(c)        Participant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares.  Participant has had full access to such information and materials concerning the Company as Participant has requested.  The Company has answered all inquiries that Participant has made to the Company relating to the Company or the sale of the Restricted Shares.  Participant has carefully reviewed and understands the risks of and other considerations relating to an investment in the Restricted Shares.

(d)       Participant has such knowledge and experience in financial and business matters such that Participant is capable of evaluating the merits and risks of investment in the Restricted Shares and of making an informed investment decision with respect thereto or has consulted with advisors who possess such knowledge and experience.

(e)        Participant is able to bear the economic risk of his or her investment in the Restricted Shares for an indefinite period of time.

(f)        Participant is an “accredited investor” as that term is defined under Regulation D of the Securities Act.

4.         Administration.

(a)        The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Shares.

(b)        For purposes of this Agreement, “Administrator” shall mean the Committee, except that, if the Board elects to exercise any rights or duties of the Committee, the term “Administrator” shall mean the Board as to those rights or duties exercised by the Board.

5.         Conditions to Issuance of Stock.

The Restricted Shares may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Restricted Shares or other stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)        The completion of any registration or other qualification of such shares under any state, federal or foreign law, or under rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable, or the receipt of such further representations as to the Participant’s investment intent (including, without limitation, any investment representation letter that may be required from the Participant pursuant to Section 5.12 of the Plan) or completion of other actions necessary to perfect exemptions from such registration or qualification requirements as the Administrator may, in its sole discretion, deem necessary or advisable;

(b)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(c)        The execution of such documentation, if any, by the Participant or the Participant’s spouse, if applicable, as the Administrator may deem necessary or advisable to evidence the agreement of the Participant or the Participant’s spouse, as applicable, to be bound by the terms of the Stockholders’ Agreement and Series E Voting Trust Agreement;

(d)       The lapse of such reasonable period of time (as may be established by the Administrator from time to time for reasons of administrative convenience) following execution of the Agreement and such other documentation as the Administrator may require consistent with the terms of the Plan (including, without limitation, any investment representation letter required from the Participant pursuant to Section 5.12 of the Plan);

(e)        The receipt by the Company of full payment for such shares (which may be in the form of past services or other lawful consideration), including payment of any applicable withholding tax in accordance with Section 5.6 below; and

(f)        The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if any.

6.         Rights as Stockholder.

Subject to the Stockholders’ Agreement, upon the issuance of the Restricted Shares to Participant, Participant shall have all the rights of a holder of Series E Common Stock provided in the Company’s certificate of incorporation, including the right to receive all dividends or other distributions paid or made with respect to the Series E Common Stock, but subject to the terms and conditions of the Stockholders’ Agreement, Series E Voting Trust Agreement and any other provisions governing the Series E Common Stock.

7.         No Representations.

No representation is being made by the Company, ORIX LP or any of the Company’s Subsidiaries, or any Affiliate of the Company, ORIX LP or any of the Company’s Subsidiaries, regarding the present or future value of the Restricted Shares, and no person has been authorized by the Company, ORIX LP or any of the Company’s Subsidiaries, or any Affiliate of the Company, ORIX LP or any of the Company’s Subsidiaries, to make any representation regarding the present or future value of the Restricted Shares.

8.         Tax Withholding.

(a)        The Company shall be entitled to require payment of any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance of the Restricted Shares, or any other taxable event related thereto.  The Company may require such payment to be made by the deduction of such amount from other compensation payable to Participant, such as cash incentive bonus payments, or, in the Company’s discretion, the Company may require Participant to make all or any portion of such payment in one or more of the other forms specified below:

(i)         by cash or check made payable to the Company;

(ii)        by tendering shares of Series E Common Stock which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(iii)       in any combination of the foregoing.

(b)        In the event Participant fails to provide timely payment of all sums required by the Company pursuant to Section 8(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to provide all or any portion of such required payment by means of tendering shares of Series E Common Stock in accordance with Section 8(a)(ii) above.

9.         Notices.

Any notice or communication to be given by Participant under the terms of this Agreement shall be addressed to the Secretary or his or her office.  Any notice to be given to Participant shall be addressed to him or her at the address specified for Participant in the

Company’s records.  Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section.  Any notice shall be deemed duly given upon personal delivery or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

10.       Not a Contract of Employment.

Nothing in this Agreement, the Plan or the Stockholders’ Agreement shall confer upon Participant any right to continue in the employ or service of the Company, ORIX LP or any of the Company’s Subsidiaries, or shall interfere with or restrict in any way the rights of the Company, ORIX LP or any of the Company’s Subsidiaries, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company, ORIX LP or any of the Company’s Subsidiaries.

11.       Further Instruments.

Participant agrees, upon request, to execute any further documents or instruments that the Administrator, in its sole discretion, determines to be necessary or desirable to carry out the purposes or intent of this Agreement.

12.       Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.       Construction.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

14.       Conformity to Securities Laws.

Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, without limitation, the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and to such rules, regulations and other requirements of any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Shares shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.       Code Section 409A.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable regulations and guidance issued thereunder (“Code Section 409A”), to the extent applicable.  Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A.  Any payments or distributions to be made under this Agreement upon a separation from service of amounts classified as “nonqualified deferred compensation” for purposes of Code Section 409A, and not exempt from Code Section 409A, shall in no event be made or commence until six (6) months after Participant’s Separation from Service (as such term is defined in Section 409A).  Where this Agreement provides for a payment of nonqualified deferred compensation subject to Code Section 409A, the date or event upon which such payment is to be made hereunder will be the Code Section 409A “payment date,” but actual payment will be made no later than the latest date permitted under Code Section 409A (generally, by the later of the end of the calendar year in which the payment date occurs, or the 15th day of the third calendar month after the payment date occurs).

16.       Notice of Restrictions.

In accordance with Sections 151(f) and 202(a) of the General Corporation Law of the State of Delaware, as amended, the Participant is hereby notified that:

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RESTRICTIONS AS SET FORTH IN THIS AGREEMENT.  SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SECURITIES GOVERNED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION OR AN EXEMPTION THEREFROM.

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REDEMPTIONS OF THE SECURITIES AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT.  SUCH TRANSFER RESTRICTIONS AND OTHER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SERIES E VOTING TRUST AGREEMENT.

The Company shall furnish without charge to Participant, if he or she so requests, a statement of the powers, designations, preferences and relative, participating, options or other special rights of the Series E Common Stock and the qualifications, limitations or restrictions of such preferences and/or rights.

17.       Amendments.

This Agreement and the Plan may be wholly or partially amended or otherwise modified at any time and from time to time by either the Company or the Administrator without the consent of Participant, provided that such amendment shall not impair any rights of Participant under this Agreement without his or her written consent unless the Administrator determines, in its sole discretion, that such amendment is necessary (a) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with the Plan or any other provision herein or (b) to correct, supplement or modify any provision herein to eliminate, mitigate or reflect the effect of any change in Generally Accepted Accounting Principles that occurs after the Grant Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, this Agreement, the Stockholders’ Agreement and the Series E Voting Trust Agreement.  Participant has reviewed the Plan, this Agreement, the Stockholders’ Agreement and the Series E Voting Trust Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, this Agreement, the Stockholders’ Agreement and the Series E Voting Trust Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or this Agreement.  If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit “F”.

FRAM HOLDINGS, INC.:		PARTICIPANT:

By:		By:
Print Name:		«Name»
Title:
Address:	1717 Main Street, Suite 900	Address:
Dallas, Texas 75201